Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer of Welltower Inc. (the “Company”), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 (“Form S-3”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act (i) debt securities, (ii) shares of preferred stock, $1.00 par value per share, (iii) shares of common stock, $1.00 par value per share, (iv) shares of preferred stock represented by depositary shares, (v) warrants to purchase debt securities, preferred stock, depositary shares, or common stock, and (vi) units comprised of one or more debt securities, preferred stock, depositary shares, common stock, or warrants, in any combination, hereby constitutes and appoints Thomas J. DeRosa and John A. Goodey, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments, to such Form S-3, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates indicated.

Signatures	Title	Date

/s/ JEFFREY H. DONAHUE Jeffrey H. Donahue	Chairman of the Board	February 28, 2018

/s/ KENNETH J. BACON Kenneth J. Bacon	Director	February 28, 2018

/s/ GEOFFREY G. MEYERS Geoffrey G. Meyers	Director	February 28, 2018

/s/ TIMOTHY J. NAUGHTON Timothy J. Naughton	Director	February 28, 2018

/s/ SHARON M. OSTER Sharon M. Oster	Director	February 28, 2018

/s/ JUDITH C. PELHAM Judith C. Pelham	Director	February 28, 2018

/s/ SERGIO D. RIVERA Sergio D. Rivera	Director	February 28, 2018

/s/ R. SCOTT TRUMBULL R. Scott Trumbull	Director	February 28, 2018

/s/ GARY WHITELAW Gary Whitelaw	Director	February 28, 2018

/s/ THOMAS J. DEROSA Thomas J. DeRosa	Chief Executive Officer and Director	February 28, 2018

/s/ JOHN A. GOODEY John A. Goodey	Executive Vice President – Chief Financial Officer	February 28, 2018

/s/ JOSHUA T. FIEWEGER Joshua T. Fieweger	Vice President – Controller	April 18, 2018

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